Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CONFORMIS, INC.

ConforMIS, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify that:

1.                                      The original Certificate of Incorporation was filed with the Secretary of State of Delaware on March 26, 2004.

2.                                      The Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Sections 245, 242 and 228 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

3.                                      The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer as of July 5, 2013.

ConforMIS, Inc.

/s/ Philipp Lang
Philipp Lang, Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CONFORMIS, INC.

ARTICLE 1.  CORPORATION NAME

The name of the corporation is ConforMIS, Inc. (the “Corporation”).

ARTICLE 2.  ADDRESS

The address of the registered office of the Corporation in the State of Delaware is 3500 S. DuPont Hwy, Dover, DE 19901, County of Kent.  The name of its registered agent at such address is Incorporating Services, Ltd.

ARTICLE 3.  PURPOSE

The purpose of the Corporation is to engage in any lawful acts or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.

ARTICLE 4.  AUTHORIZED CAPITAL

The Corporation is authorized to issue two classes of shares, designated “Common Stock” and “Preferred Stock” respectively.  The total number of shares of Common Stock which this Corporation is authorized to issue is 80,000,000, with a par value of $0.00001 per share, and the total number of shares of Preferred Stock which this Corporation is authorized to issue is 53,496,241, with a par value of $0.00001 per share.  3,410,278 of the shares of Preferred Stock are designated “Series A Preferred Stock” (the “Series A Preferred”), 4,469,349 of the shares of Preferred Stock are designated “Series B Preferred Stock” (the “Series B Preferred”), 5,191,754 of the shares of Preferred Stock are designated “Series C Preferred Stock” (the “Series C Preferred”), 14,612,360 of the shares of Preferred Stock are designated “Series D Preferred Stock” (the “Series D Preferred”), 15,149,375 of the shares of Preferred Stock are designated “Series E-l Preferred Stock” (the “Series E-l Preferred”) and 10,663,125 of the shares of Preferred Stock are designated “Series E-2 Preferred Stock” (the “Series E-2 Preferred”).  The remaining Preferred Stock, if any, may be issued from time to time in one or more series as the Board of Directors may determine.

The Board of Directors is authorized within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation (i) to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock (other than the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E-l Preferred and Series E-2 Preferred) and the number of shares constituting any such series and the designation thereof, or any of them; and (ii) to decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.  If the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE 5.  RIGHTS, PREFERENCES, PRIVILEGES
AND RESTRICTIONS OF CAPITAL STOCK

The relative rights, preferences, privileges, and restrictions granted to or imposed upon the respective classes of the shares of capital stock or the holders thereof are as follows:

1.                                      Dividend Preference.

(a)                                 The holders of Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at an annual rate equal to (i) 10% of the “Original Series A Issue Price” (as defined below) (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares) for each outstanding share of Series A Preferred held by them, (ii) 10% of the “Original Series B Issue Price” (as defined below) (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares) for each outstanding share of Series B Preferred held by them, (iii) 10% of the “Original Series C Issue Price” (as defined below) (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares) for each outstanding share of Series C Preferred held by them, (iv) 10% of the “Original Series D Issue Price” (as defined below) (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares) for each outstanding share of Series D Preferred held by them, (v) 10% of the “Original Series E-l Issue Price” (as defined below) (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares) for each outstanding share of Series E-l Preferred held by them, and (vi) 10% of the “Original Series E-2 Issue Price” (as defined below) (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares) for each outstanding share of Series E-2 Preferred held by them, payable when and if declared by the Corporation’s Board of Directors, in preference and priority to the payment of dividends on any shares of Common Stock (other than those payable solely in Common Stock or involving the repurchase of shares of Common Stock from terminated directors, officers, employees, consultants or advisors of the Corporation or its subsidiaries pursuant to contractual arrangements).  No dividends shall be declared on the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred, the Series E-l Preferred or the Series E-2 Preferred unless dividends are declared on all such series of Preferred Stock.  In the event dividends are paid to the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E-l Preferred or Series E-2 Preferred that are less than the full amounts to which such holders are entitled pursuant to this Section 1(a), such holders shall share ratably in the total amount of dividends paid according to the respective amounts due each such holder if such dividends were paid in full.  The dividends payable to the holders of the Preferred Stock with respect to the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E-l Preferred and Series E-2 Preferred shall not be cumulative, and no right shall accrue to the holders of the Preferred Stock by reason of the fact that dividends are not declared on the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E-1 Preferred or Series E-2 Preferred or paid in any previous fiscal year of the Corporation, whether or not the earnings of the Corporation in that previous fiscal year were sufficient to pay such dividends in whole or in part.

(b)                                 After payment of dividends to the holders of Preferred Stock as set forth above, dividends may be declared and distributed among all holders of Common Stock; provided, however, that no dividend may be declared and distributed among holders of Common Stock at a rate greater than the rate at which dividends are paid to the holders of Preferred Stock based on the number of shares of Common Stock into which such shares of Preferred Stock are convertible on the date such dividend is declared.

(c)                                  In the event that the Corporation shall have declared but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of Preferred Stock (as provided in Section 4 of this Article 5), the Corporation shall, at the option of the Corporation, pay in cash to the holders of Preferred Stock subject to conversion the full amount of any such dividends or allow such dividends to be converted into Common Stock in accordance with, and pursuant to the terms specified in, Section 4 of this Article 5.

2.                                      Liquidation Preference.

(a)                                 Unless holders of a majority of the then outstanding Series A Preferred, a majority of the then outstanding Series B Preferred, a majority of the then outstanding Series C Preferred, a majority of the then outstanding Series D Preferred, a majority of the then outstanding Series E-l Preferred, and a majority of the then outstanding Series E-2 Preferred, each voting as a separate class, agree otherwise, in the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or not, or the sale, lease, assignment, transfer, conveyance or disposal of all or substantially all of the assets of the Corporation, or the acquisition of this Corporation by another entity by means of consolidation, corporate reorganizations or merger, or other transaction or series of related transactions in which more than 50% of the outstanding voting power of this Corporation is disposed of (each a “Liquidation Event”), distributions to the stockholders of the Corporation shall be made in the following manner:

(i)                               Each holder of Series E-l Preferred, Series E-2 Preferred and Series D Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series C Preferred, Series B Preferred, Series A Preferred or Common Stock, by reason of their ownership of such stock, the amount of (A) $12.00 (the “Original Series E-2 Issue Price”) per share (as adjusted for combinations, consolidations, subdivisions, or stock splits with respect to such shares) for each share of Series E-2 Preferred then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Series E-2 Preferred (collectively, the “Series E-2 Preference”), (B) $8.00 (the “Original Series E-l Issue Price”) per share (as adjusted for combinations, consolidations, subdivisions, or stock splits with respect to such shares) for each share of Series E-l Preferred then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Series E-l Preferred (collectively, the “Series E-l Preference”), and (C) $6.00 (the “Original Series D Issue Price”) per share (as adjusted for combinations, consolidations, subdivisions, or stock splits with respect to such shares) for each share of Series D Preferred then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Series D Preferred (collectively, the “Series D Preference”).  If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of the Series E-2 Preferred, Series E-l Preferred and Series D Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution to such holders of shall be distributed ratably based on the total preferential amount due each such holder under this Section 2(a)(1).

(ii)                            After payment has been made to the holders of Series E -2 Preferred, Series E -1 Preferred and Series D Preferred of the full amounts to which they are entitled pursuant to paragraph (i) above, each holder of Series C Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series B Preferred, Series A Preferred or Common Stock, by reason of their ownership of such stock, the amount of $3.50 (the “Original Series C Issue Price”) per share (as adjusted for combinations, consolidations, subdivisions, or stock splits with respect to such shares) for each share of Series C Preferred then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Series C Preferred (collectively, the “Series C Preference”).  If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of the Series C Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then after payment has been made to the holders of Series E -2 Preferred, Series E -1 Preferred and Series D Preferred of the full amounts to which they are entitled pursuant to paragraph (i) above, the entire remaining assets and funds of the Corporation legally available for distribution to the holders of Series C Preferred shall be distributed ratably based on the total preferential amount due each such holder under this Section 2(a)(ii).

(iii)                         After payment has been made to the holders of Series E -2 Preferred, Series E -1 Preferred, Series D Preferred and Series C Preferred of the full amounts to which they are entitled pursuant to paragraphs (i) and (ii) above, each holder of Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series A Preferred or Common Stock, by reason of their ownership of such stock, the amount of $2.69 (the “Original Series B Issue Price”) per share (as adjusted for combinations, consolidations, subdivisions, or stock splits with respect to such shares) for each share of Series B Preferred then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Series B Preferred

(collectively, the “Series B Preference”).  If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of Series B Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then after payment has been made to the holders of Series E -2 Preferred, Series E-l Preferred, Series D Preferred and Series C Preferred of the full amounts to which they are entitled pursuant to paragraphs (i) and (ii) above, the entire remaining assets and funds of the Corporation legally available for distribution to the holders of Series B Preferred shall be distributed ratably based on the total preferential amount due each such holder under this Section 2(a)(iii).

(iv)                        After payment has been made to the holders of Series E -2 Preferred, Series E -1 Preferred, Series D Preferred, Series C Preferred and Series B Preferred of the full amounts to which they are entitled pursuant to paragraphs (i), (ii) and (iii) above, each holder of Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, by reason of their ownership of such stock, the amount of $1.00 (the “Original Series A Issue Price”) per share (as adjusted for combinations, consolidations, subdivisions, or stock splits with respect to such shares) for each share of Series A Preferred then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Series A Preferred (collectively, the “Series A Preference”).  If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of Series A Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then after payment has been made to the holders of Series E -2 Preferred, Series E -1 Preferred, Series D Preferred, Series C Preferred and Series B Preferred of the full amounts to which they are entitled pursuant to paragraphs (i), (ii) and (iii) above, the entire remaining assets and funds of the Corporation legally available for distribution to the holders of Series A Preferred shall be distributed ratably based on the total preferential amount due each such holder under this Section 2(a)(iv).

(v)                           After payment has been made to the holders of Series E -2 Preferred, Series E -1 Preferred, Series D Preferred, Series C Preferred, Series B Preferred and Series A Preferred of the full amounts to which they are entitled pursuant to paragraphs (i), (ii), (iii) and (iv) above, the remaining assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of Series C Preferred, Series B Preferred, Series A Preferred and Common Stock (assuming conversion into Common Stock of all such shares of Preferred Stock) until such time as (A) each holder of Series C Preferred shall have received the amount of two times the Original Series C Issue Price per share (as adjusted for combinations, consolidations, subdivisions, or stock splits with respect to such shares) for each share of Series C Preferred then held by such holder (including the Series C Preference), at which point any distributions to the holders of Series C Preferred shall cease, (B) each holder of Series B Preferred shall have received the amount of two times the Original Series B Issue Price per share (as adjusted for combinations, consolidations, subdivisions, or stock splits with respect to such shares) for each share of Series B Preferred then held by such holder (including the Series B Preference), at which point any distributions to the holders of Series B Preferred shall cease, and (C) each holder of Series A Preferred shall have received the amount of two times the Original Series A Issue Price per share (as adjusted for combinations, consolidations, subdivisions, or stock splits with respect to such shares) for each share of Series A Preferred then held by such holder (including the Series A Preference), at which point any distributions to the holders of Series A Preferred shall cease.  Thereafter, the remaining assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of Common Stock based on the number of shares of Common Stock held by each such holder.

(b)                                 Each holder of Preferred Stock shall be deemed to have consented to distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or held by directors, officers, employees, consultants or advisors of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements (whether now existing or hereafter entered into) providing for the right of said repurchase between the Corporation and such persons.

(c)                                  The value of securities and property paid or distributed pursuant to this Section 2 shall be computed at fair market value at the time of payment to the Corporation or at the time made available to stockholders, all as determined by the Board of Directors in the good faith exercise of its reasonable business judgment, provided that (i) if such securities are listed on any established stock exchange or a national market system, their fair market value shall be the closing sales price for such securities as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication, and (ii) if such securities are regularly quoted by a recognized securities dealer but selling prices are not reported, their fair market value shall be the mean between the high bid and low asked prices for such securities on the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

(d)                                 Nothing hereinabove set forth shall affect in any way the right of each holder of Preferred Stock to convert such shares at any time and from time to time into Common Stock in accordance with Section 4 hereof.

3.                                      Voting Rights.

Except as otherwise required by law or hereunder, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class.  Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded to the nearest whole number (with one-half being rounded upward).  Holders of Common Stock and Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation.

4.                                      Conversion Rights.

The holders of Preferred Stock shall have conversion rights as follows:

(a)                                 Right to Convert.  Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent as follows:

(i)                               Each share of Series A Preferred shall be convertible into such number of fully-paid and non-assessable shares of Common Stock as is determined by dividing the Original Series A Issue Price (appropriately adjusted for combinations, consolidations, subdivisions, stock splits and the like with respect to such shares) by the then applicable Conversion Price for such Series A Preferred, determined as hereinafter provided, in effect at the time of conversion.  The price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred (the “Series A Conversion Price”) shall initially be the Original Series A Issue Price.  The initial Series A Conversion Price shall be subject to adjustment as provided in accordance with Section 4(d) of this Article 5.

(ii)                            Each share of Series B Preferred shall be convertible into such number of fully-paid and non-assessable shares of Common Stock as is determined by dividing the Original Series B Issue Price (appropriately adjusted for combinations, consolidations, subdivisions, stock splits and the like with respect to such shares) by the then applicable Conversion Price for such Series B Preferred, determined as hereinafter provided, in effect at the time of conversion.  The price at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred (the “Series B Conversion Price”) shall initially be the Original Series B Issue Price.  The initial Series B Conversion Price shall be subject to adjustment as provided in accordance with Section 4(d) of this Article 5.

(iii)                         Each share of Series C Preferred shall be convertible into such number of fully-paid and non-assessable shares of Common Stock as is determined by dividing the Original Series C Issue Price (appropriately adjusted for combinations, consolidations, subdivisions, stock splits and the like with respect to such shares) by the then applicable Conversion Price for such Series C Preferred, determined as hereinafter provided, in effect at the time of conversion.  The price at which shares of Common Stock shall be deliverable upon conversion of Series C Preferred (the “Series C Conversion Price”) shall initially be the Original Series C Issue Price.  The initial Series C Conversion Price shall be subject to adjustment as provided in accordance with Section 4(d) of this Article 5.

(iv)                        Each share of Series D Preferred shall be convertible into such number of fully-paid and non-assessable shares of Common Stock as is determined by dividing the Original Series D Issue Price (appropriately adjusted for combinations, consolidations, subdivisions, stock splits and the like with respect to such shares) by the then applicable Conversion Price for such Series D Preferred, determined as hereinafter provided, in effect at the time of conversion.  The price at which shares of Common Stock shall be deliverable upon conversion of Series D Preferred (the “Series D Conversion Price”) shall initially be the Original

Series D Issue Price.  The initial Series D Conversion Price shall be subject to adjustment as provided in accordance with Section 4(d) of this Article 5.

(v)                           Each share of Series E-1 Preferred shall be convertible into such number of fully-paid and non-assessable shares of Common Stock as is determined by dividing the Original Series E-l Issue Price (appropriately adjusted for combinations, consolidations, subdivisions, stock splits and the like with respect to such shares) by the then applicable Conversion Price for such Series E-l Preferred, determined as hereinafter provided, in effect at the time of conversion.  The price at which shares of Common Stock shall be deliverable upon conversion of Series E-l Preferred (the “Series E-1 Conversion Price”) shall initially be the Original Series E-l Issue Price.  The initial Series E-l Conversion Price shall be subject to adjustment as provided in accordance with Section 4(d) of this Article 5.

(vi)                        Each share of Series E-2 Preferred shall be convertible into such number of fully-paid and non-assessable shares of Common Stock as is determined by dividing the Original Series E-2 Issue Price (appropriately adjusted for combinations, consolidations, subdivisions, stock splits and the like with respect to such shares) by the then applicable Conversion Price for such Series E-2 Preferred, determined as hereinafter provided, in effect at the time of conversion.  The price at which shares of Common Stock shall be deliverable upon conversion of Series E-2 Preferred (the “Series E-2 Conversion Price”) shall initially be the Original Series E-2 Issue Price.  The initial Series E-2 Conversion Price shall be subject to adjustment as provided in accordance with Section 4(d) of this Article 5.

(b)                                 Automatic Conversion.  Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective applicable Conversion Price upon the earlier of: (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the “Securities Act”) covering the offer and sale of Common Stock for the account of the Corporation to the public with aggregate proceeds to the Corporation not less than $50,000,000 (before deduction for underwriters commissions and expenses) and a per share price not less than $10.00 per share (appropriately adjusted for combinations consolidations, subdivisions, stock splits or other similar transactions), (ii) with respect to a conversion of the Series A Preferred, the affirmative vote or written consent of a majority of the outstanding shares of Series A Preferred, voting as a separate class, (iii) with respect to a conversion of the Series B Preferred, the affirmative vote or written consent of a majority of the outstanding shares of Series B Preferred, voting as a separate class, (iv) with respect to a conversion of the Series C Preferred, the affirmative vote or written consent of a majority of the outstanding shares of Series C Preferred, voting as a separate class, (v) with respect to a conversion of the Series D Preferred, the affirmative vote or written consent of a majority of the outstanding shares of Series D Preferred, voting as a separate class, (vi) with respect to a conversion of the Series E-l Preferred, the affirmative vote or written consent of a majority of the outstanding shares of Series E-l Preferred, voting as a separate class, and (vii) with respect to a conversion of the Series E-2 Preferred, the affirmative vote or written consent of a majority of the outstanding shares of Series E-2 Preferred, voting as a separate class (each such event is an “Automatic Conversion”).  In the event of an Automatic Conversion of the Preferred Stock upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(c)                                  Mechanics of Conversion.  No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective fair market value of such shares, as determined by the Board of Directors.  Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that he, she or it elects to convert the same; provided, however, that in the event of an Automatic Conversion pursuant to Section 4(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.  The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of Automatic Conversion, on the date of closing of the offering or the date of the affirmative vote or written consent of a majority of the applicable series of Preferred Stock, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(d)                                 Adjustments to Conversion Price.

(i)                               Adjustments for Dividends, Splits, Subdivisions, Combinations, or Consolidation of Common Stock.  In the event the outstanding shares of Common Stock shall be increased by stock dividend payable in Common Stock, stock split, subdivision, or other similar transaction occurring after the filing of this Amended and Restated Certificate of Incorporation into a greater number of shares of Common Stock, the Conversion Prices for each series of Preferred Stock then in effect shall, concurrently with the effectiveness of such event, be decreased in proportion to the percentage increase in the outstanding number of shares of Common Stock.  In the event the outstanding shares of Common Stock shall be decreased by reverse stock split, combination, consolidation, or other similar transaction occurring after the filing of this Amended and Restated Certificate of Incorporation into a lesser number of shares of

Common Stock, the Conversion Prices for each series of Preferred Stock then in effect shall, concurrently with the effectiveness of such event, be increased in proportion to the percentage decrease in the outstanding number of shares of Common Stock.

(ii)                            Adjustments for Other Distributions.  In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 4, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of Preferred Stock.

(iii)                         Adjustments for Reclassification, Exchange and Substitution.  If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price for each series of Preferred Stock then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of such Preferred Stock immediately before that change.

(iv)                        Adjustments on Issuance of Additional Stock.  If the Corporation shall issue “Additional Stock” (as defined below) for a consideration per share less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-l Conversion Price and/or Series E-2 Conversion Price in effect on the date and immediately prior to such issue, then and in such event, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-l Conversion Price and/or Series E-2 Conversion Price, as applicable, shall be reduced concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Stock so issued (or deemed to be issued) would purchase at such Conversion Price; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Additional Stock so issued; provided that for purposes of this Section 4(d)(iv), all shares of Common Stock issuable upon conversion of the outstanding Preferred Stock, all shares of Common Stock issuable upon exercise of outstanding stock options, all shares of Common Stock reserved for issuance under the Corporation’s current employee stock option plan, and all shares of Common Stock issuable upon exercise or conversion of any other outstanding security or debt instrument of the Corporation shall be deemed to be Common Stock outstanding.  For purposes of this subsection (iv), “Additional Stock” shall mean all Common Stock, Preferred Stock, and any other equity, debt, or other securities issued by the Corporation after the date of filing of this Amended and Restated Certificate of Incorporation other than (a) upon conversion of the Preferred Stock; (b) to the Corporation’s officers, directors, employees, consultants, and advisors as designated and approved by the Corporation’s Board of Directors; (c) as a dividend or distribution with respect to the Preferred Stock; (d) in connection with equipment leasing, real estate leasing, bank financing or similar transactions approved by the Corporation’s Board of Directors; (e) to the public in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act; (f) pursuant to the acquisition by the Corporation of another corporation or entity by consolidation, corporate reorganization, or merger, or purchase of all or substantially all of the assets of such corporation or entity as approved by the Corporation’s Board of Directors; (g) to vendors or customers or pursuant to similar strategic transactions as approved by the Corporation’s Board of Directors; (h) upon exercise of warrants outstanding as of the date of filing of this Amended and Restated Certificate of Incorporation; (i) as described in subparagraphs (i), (ii), and (iii) of this Section 4(d); (j) on terms approved by the holders of a majority of the outstanding shares of Series E-l Preferred and Series E-2 Preferred, voting together as a single class on an as-converted basis, and either (x) unanimously approved by the Corporation’s Board of Directors or (y) approved by the holders of a majority of the outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis; and (k) Series E-l Preferred or Series E-2 Preferred issued or issuable at a purchase equal to or greater than the Original Series E-l Issue Price (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares).

For the purpose of making any adjustment in the Conversion Prices as provided above, the consideration received by the Corporation for any issue or sale of Common Stock will be computed:

(1)                                 to the extent it consists of cash, as the amount of cash received by the Corporation before deduction of any offering expenses payable by the Corporation and any underwriting or similar commissions, compensation, or concessions paid or allowed by the Corporation in connection with such issue or sale;

(2)                                 to the extent it consists of property other than cash, at the fair market value of that property as determined in good faith by the Corporation’s Board of Directors; and

(3)                                 if Common Stock is issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Common Stock.

If the Corporation (1) grants any rights or options to subscribe for, purchase, or otherwise acquire shares of Common Stock, or (2) issues or sells any security convertible into shares of Common Stock, then, in each case, the price per share of Common Stock issuable on the exercise of the rights or options or the conversion of the securities will be determined by dividing the total amount, if any, received or receivable by the Corporation as consideration for the granting of the rights or options or the issue or sale of the convertible securities, plus the minimum aggregate amount of additional consideration payable to the Corporation on exercise or conversion of the securities, by the maximum number of shares of Common Stock issuable on the exercise of conversion.  Such granting or issue or sale will be considered to be an issue or sale for cash of the maximum number of shares of Common Stock issuable on exercise or conversion at the price per share determined under this subsection, and the Conversion Prices will be adjusted as above provided to reflect (on the basis of that determination) the issue or sale.  No further adjustment of the Conversion Prices will be made as a result of the actual issuance of shares of Common Stock on the exercise of any such rights or options or the conversion of any such convertible securities.

Upon the redemption or repurchase of any such securities or the expiration or termination of the right to convert into, exchange for, or exercise with respect to, Common Stock, the Conversion Prices will be readjusted to such price as would have been obtained had the adjustment made upon their issuance been made upon the basis of the issuance of only the number of such securities as were actually converted into, exchanged for, or exercised with respect to, Common Stock.  If the purchase price or conversion or exchange rate provided for in any such security changes at any time, then, upon such change becoming effective, the Conversion Prices then in effect will be readjusted forthwith to such price as would have been obtained had the adjustment made upon the issuance of such securities been made upon the basis of (1) the issuance of only the number of shares of Common Stock theretofore actually delivered upon the conversion, exchange or exercise of such securities, and the total consideration received therefor, and (2) the granting or issuance, at the time of such change, of any such securities then still outstanding for the consideration, if any, received by the Corporation therefor and to be received on the basis of such changed price or rate.

(e)                                  No Impairment.  Except as provided in Section 6 hereof, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Stock against impairment.

(f)                                   Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price of each series of Preferred Stock pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the applicable series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, upon the written request of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion

Price for such series of Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Preferred Stock.

(g)                                  Notices of Record Date.  In the event that this Corporation shall propose at any time:

(i)                                to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock, or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(ii)                            to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

(iii)                         to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock;

(iv)                        to merge or consolidate with or into any other corporation, or sell, lease, or convey all or substantially all its property or business, or to liquidate, dissolve, or wind up; or

(v)                           to take any action which would result in the Corporation’s classification as a U.S. real property holding corporation for U.S. income tax purposes;

then, in connection with each such event, this Corporation shall send to the holders of Preferred Stock:

(1)                                 at least 45 days’ prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto) or, in the case of the matters referred to in (v) above, at least 45 days’ prior written notice of the date when the same shall take place;

(2)                                 at least 30 days’ prior written notice of the date on which a record shall be taken for such subscription rights or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

(3)                                 in the case of the matters referred to in (iii) and (iv) above, at least 30 days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event or the record date for the determination of such holders if such record date is earlier).

Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Stock at the address for each such holder as shown on the books of this Corporation.

(h)                                 Issue Taxes.  The Corporation shall pay any and all issue and other taxes (other than income taxes) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(i)                                     Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to its Certificate of Incorporation.

(j)                                    Status of Converted Preferred Stock.  In case any Preferred Stock shall be converted pursuant to this Section 4, the shares so converted shall assume the status of authorized but unissued shares of Preferred Stock undesignated as to series.

5.                                      Redemption Rights.

None of the Series A Preferred, the Series B Preferred, Series C Preferred, Series D Preferred, Series E-l Preferred or Series E-2 Preferred shall be redeemable.

6.                                      Covenants.

(a)                                 Series E-2 Covenants.  In addition to any other rights provided by law, this Corporation shall not, whether by means of amendment to this Amended and Restated Certificate of Incorporation or by merger, consolidation or otherwise, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series E-2 Preferred, voting as a separate class:

(i)                               authorize or issue shares of any class or series of stock, or reclassify any shares of any class or series of stock, having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights, superior to any preference or priority of the Series E-2 Preferred;

(ii)                            increase or decrease the authorized number of shares of Series E-2 Preferred;

(iii)                         amend or repeal any provision of, or add any provision to, the Corporation’s Certificate of Incorporation or Bylaws if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series E-2 Preferred; or

(iv)                        amend, restate, modify or waive any provision of the Corporation’s Certificate of Incorporation in a manner adverse to the holders of Series E-2 Preferred relative to the holders of all other classes or series of Preferred Stock of the Corporation.

(b)                                 Series E-l Covenants.  In addition to any other rights provided by law, this Corporation shall not, whether by means of amendment to this Amended and Restated Certificate of Incorporation or by merger, consolidation or otherwise, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series E-l Preferred, voting as a separate class:

(i)                               authorize or issue shares of any class or series of stock, or reclassify any shares of any class or series of stock, having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights, superior to any preference or priority of the Series E-l Preferred;

(ii)                            increase or decrease the authorized number of shares of Series E-l Preferred;

(iii)                         amend or repeal any provision of, or add any provision to, the Corporation’s Certificate of Incorporation or Bylaws if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series E-l Preferred; or

(iv)                        amend, restate, modify or waive any provision of the Corporation’s Certificate of Incorporation in a manner adverse to the holders of Series E-1 Preferred relative to the holders of all other classes or series of Preferred Stock of the Corporation.

(c)                                  Series D Covenants.  In addition to any other rights provided by law, this Corporation shall not, whether by means of amendment to this Amended and Restated Certificate of Incorporation or by merger, consolidation or otherwise, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series D Preferred, voting as a separate class:

(i)                               authorize or issue shares of any class or series of stock, or reclassify any shares of any class or series of stock, having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights, superior to any preference or priority of the Series D Preferred;

(ii)                            increase or decrease the authorized number of shares of Series D Preferred; or

(iii)                         amend or repeal any provision of, or add any provision to, the Corporation’s Certificate of Incorporation or Bylaws if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series D Preferred.

(d)                                 Series C Covenants.  In addition to any other rights provided by law, this Corporation shall not, whether by means of amendment to this Amended and Restated Certificate of Incorporation or by merger, consolidation or otherwise, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series C Preferred, voting as a separate class:

(i)                               authorize or issue shares of any class or series of stock, or reclassify any shares of any class or series of stock, having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights, superior to any preference or priority of the Series C Preferred;

(ii)                            increase or decrease the authorized number of shares of Series C Preferred; or

(iii)                         amend or repeal any provision of, or add any provision to, the Corporation’s Certificate of Incorporation or Bylaws if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred.

(e)                                  Series B Covenants.  In addition to any other rights provided by law, this Corporation shall not, whether by means of amendment to this Amended and Restated Certificate of Incorporation or by merger, consolidation or otherwise, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series B Preferred, voting as a separate class:

(i)                               authorize or issue shares of any class or series of stock, or reclassify any shares of any class or series of stock, having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights, superior to any preference or priority of the Series B Preferred;

(ii)                            increase or decrease the authorized number of shares of Series B Preferred; or

(iii)                         amend or repeal any provision of, or add any provision to, the Corporation’s Certificate of Incorporation or Bylaws if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred.

(f)                                   Series A Covenants.  In addition to any other rights provided by law, this Corporation shall not, whether by means of amendment to this Amended and Restated Certificate of Incorporation or by merger, consolidation or otherwise, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred, voting as a separate class:

(i)                               authorize or issue shares of any class or series of stock, or reclassify any shares of any class or series of stock, having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights, superior to any preference or priority of the Series A Preferred;

(ii)                            increase or decrease the authorized number of shares of Series A Preferred; or

(iii)                         amend or repeal any provision of, or add any provision to, the Corporation’s Certificate of Incorporation or Bylaws if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred.

(g)                                  Preferred Stock Covenants.  In addition to any other rights provided by law, this Corporation shall not, whether by means of amendment to this Amended and Restated Certificate of Incorporation or by merger, consolidation or otherwise, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series E-2 Preferred, Series E-l Preferred, Series D Preferred, Series C Preferred, Series B Preferred, Series A Preferred and Common Stock, voting together as a single class on an as-converted basis:

(i)                               engage in any transaction or series of related transactions constituting a Liquidation Event;

(ii)                            apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries (as defined in Section 425 of the Internal Revenue Code of 1986) or otherwise, of any shares of any class or series of Common Stock, except from employees, advisors, officers, directors and consultants of, and persons performing services for, this Corporation or its subsidiaries on terms approved by the Board of Directors upon termination of employment or association;

(iii)                         sell, lease, assign, transfer, convey or otherwise dispose of the securities of any subsidiary (other than to the Corporation);

(iv)                        authorize, execute, amend and/or terminate any material contract, agreement or other arrangement between the Corporation and any member of the Corporation’s Board of Directors, any executive officer of the Corporation, any holder of at least 10% of the outstanding capital stock of the Corporation or any entity controlled, directly or indirectly, by the Corporation, any entity that controls, directly or indirectly, the Corporation or any entity directly or indirectly under common control with the Corporation (where, for purposes of this provision, “control” of any entity means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise), other than any such contracts, agreements or other arrangements which relate to compensation or employment or have otherwise been approved by a majority of the disinterested members of the Board of Directors;

(v)                           increase the number of shares reserved under any equity incentive plan adopted by the Corporation; or

(vi)                        change the Corporation’s principal business focus to a field of business other than medical devices.

7.                                      Residual Rights.

All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.  The Common Stock shall not be redeemable.

ARTICLE 6.  BOARD OF DIRECTORS

In furtherance and not in limitation of the powers conferred by Delaware law:

1.                                      Bylaws.  The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

2.                                      Election of Directors.  The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE 7.  DISSOLUTION

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE 8.  LIMITATION OF DIRECTORS’ LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived any improper personal benefit.  If the

General Corporation Law of the State of Delaware is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE 9.  INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES AND OTHER AGENTS

1.                                      Right To Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or Proceeding, whether civil, criminal, administrative or investigative “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or Proceeding (or part thereof) initiated by such person only if such action, suit or Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

2.                                      Right of Claimant to Bring Suit.

If a claim under Section 1 hereof is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

3.                                      Non-Exclusivity of Rights.

The rights conferred on any person by Sections 1 and 2 hereof shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

4.                                      Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CONFORMIS, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

ConforMIS, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.             That the following paragraphs of Article 4 of the Amended and Restated Certificate of Incorporation of the Corporation be and hereby are inserted immediately preceding the existing first paragraph (listing the authorized classes and shares of stock of the Corporation) as follows:

“That, effective on the filing of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-2 reverse stock split of the Corporation’s Common Stock (as defined below) shall become effective, pursuant to which each 2 shares of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares designated as the “Reverse Stock Split”).  The par value of the Common Stock following the Reverse Stock Split shall remain at $0.00001 per share.  Notwithstanding the foregoing, no fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the fair value per share of the Common Stock immediately following the Effective Time as determined by the Board of Directors of the Corporation.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time); provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.”

2.  That the foregoing amendment was approved by the holders of the requisite number of shares of stock of the Corporation in accordance with Section 228 of the General Corporation Law.

3.  That this Certificate of Amendment has been duly adopted in accordance with Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this 16th day of June, 2015.

CONFORMIS, INC.

By:	/s/ Philipp Lang
Philipp Lang
President and Chief Executive Officer